                                                                     EXHIBIT 4.2
                                                                     -----------




================================================================================


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of June 24, 1997

                                     AMONG

                              SILGAN CORPORATION,

                              SILGAN HOLDINGS INC.

                                      AND

                 THE FIRST NATIONAL BANK OF CHICAGO, as Trustee

                                       TO

                                   INDENTURE

                            Dated as of June 9, 1997

                                    BETWEEN

                         SILGAN CORPORATION, as Issuer

                                      AND

                 THE FIRST NATIONAL BANK OF CHICAGO, as Trustee


================================================================================

          This FIRST SUPPLEMENTAL INDENTURE, dated as of June 24, 1997, is entered into by and among Silgan Corporation, a Delaware corporation (the "Company"), Silgan Holdings Inc., a Delaware corporation and the holder of all of the outstanding capital stock of the Company ("Holdings"), and The First National Bank of Chicago, a national banking association, as Trustee (the "Trustee").

                                    RECITALS

          WHEREAS, the Company and the Trustee entered into an Indenture, dated as of June 9, 1997 (the "Indenture"), pursuant to which the Company has heretofore issued $300,000,000 in aggregate principal amount of the Debentures (such term and all other defined terms used herein and not otherwise defined herein having the meanings set forth in the Indenture); and

          WHEREAS, the Board of Directors of Holdings has determined that it is in the best interests of Holdings to merge the Company with and into Holdings, with Holdings being the surviving corporation (the "Holdings Merger"), to be effective as of June 26, 1997 (the "Effective Date"), pursuant to the terms of the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware on June 25, 1997; and

          WHEREAS, in connection with the Holdings Merger, Holdings, by due corporate action, has determined to assume all of the obligations of the Company on all of the Debentures and under the Indenture; and

          WHEREAS, Section 5.01 of the Indenture provides, in pertinent part, that the Company will not merge with or into any other Person unless the Company shall be the continuing Person, or the successor Person shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Debentures and under the Indenture; and

          WHEREAS, Section 5.02 of the Indenture provides, in pertinent part, that in case of any such merger in accordance with Section 5.01, and following such assumption by the successor Person, such successor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, with the same effect as if such successor Person had been named as the Company in the Indenture; and

          WHEREAS, Section 9.01 of the Indenture provides, in pertinent part, that without notice to or the consent of any Holder, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement the Indenture or the Debentures to provide for Holdings' assumption of the liabilities of the Company represented by the Debentures following the consummation of the Holdings Merger; and

          WHEREAS, the Company and Holdings, by due corporate actions, have determined to execute a supplemental indenture to effect the assumption by Holdings of all of the obligations of the Company under the Debentures and the Indenture;

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises, and of other valuable consideration the sufficiency of which is hereby acknowledged, the Company and Holdings covenant and agree with the Trustee, for the equal and proportionate benefit of all Holders, as follows:


                                   ARTICLE I.

                 ASSUMPTION OF THE INDENTURE AND THE DEBENTURES

          Section 1.1  Assumption as to Company.  On the Effective Date,
                       ------------------------
contemporaneous with the Holdings Merger, Holdings shall assume all of the obligations of the Company under the Debentures and the Indenture, including, without limitation, the due and punctual payment of the principal of and interest on all of the Debentures and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.


                                  ARTICLE II.

                               CLOSING DOCUMENTS

          Section 2.1  Documents to be given to Trustee.  Pursuant to the
                       --------------------------------
provisions of Section 5.01(v) of the Indenture, the Company will deliver to the Trustee an Opinion of Counsel and an Officers' Certificate, each dated as of the Effective Date and each satisfying the provisions of Sections 5.01(v), 11.03 and
11.04 of the Indenture.


                                  ARTICLE III.

                                 MISCELLANEOUS

          Section 3.1  Trustee's Acceptance.  The Trustee accepts the provisions
                       --------------------
of this First Supplemental Indenture upon the terms and conditions set forth in the Indenture; provided, however, that the foregoing acceptance shall not make
               --------  -------
the Trustee responsible in any manner whatsoever for the correctness of recitals or statements by other parties herein.

          Section 3.2  Indenture to Remain in Full Force and Effect.  Except as
                       --------------------------------------------
hereby expressly provided, the Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed and all its terms, provisions and conditions shall be and remain in full force and effect.

          Section 3.3  Rights, Etc. of Trustee.  All recitals in this First
                       -----------------------
Supplemental Indenture are made by the Company and Holdings only and not by the Trustee. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

          Section 3.4  Successors and Assigns.  All covenants and agreements in
                       ----------------------
this First Supplemental Indenture made by the Company and Holdings shall bind their respective successors and assigns, whether so expressed or not.

          Section 3.5  Notices and Demands on Issuer.  Any notice or demand
                       -----------------------------
which by any provision of this First Supplemental Indenture or the Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein or in the Indenture) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, CT 06901, Attention: General Counsel.

          Section 3.6  Conflict with Trust Indenture Act.  If any provision of
                       ---------------------------------
this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by operation of Trust Indenture Act Section 318(c), the imposed duties shall control.

          Section 3.7  Governing Law.  The laws of the State of New York shall
                       -------------
govern this First Supplemental Indenture. The Trustee, Holdings and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this First Supplemental Indenture.

          Section 3.8  Titles, Headings, Etc.  The Article and Section headings
                       ----------------------
of this First Supplemental Indenture are for convenience only and shall not affect the construction hereof.

          Section 3.9  Separability Clause.  In case any provision in this First
                       -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.10  Execution in Counterparts.  This First Supplemental
                        -------------------------
Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date and year first above written.


                              SILGAN CORPORATION



                              By: /s/ Harley Rankin, Jr.
                                  ----------------------
                                  Harley Rankin, Jr.
                                  Executive Vice President



                              SILGAN HOLDINGS INC.



                              By: /s/ Harley Rankin Jr.
                                  ---------------------
                                  Harley Rankin, Jr.
                                  Executive Vice President



                              THE FIRST NATIONAL BANK OF CHICAGO



                              By: /s/ Richard D. Manella
                                  ----------------------
                                  Richard D. Manella
                                  Vice President

                                      -6-